EXHIBIT 10.14

                      FUNDING AND STOCK PURCHASE AGREEMENT

                                     BETWEEN

                            HEALTHTECH DELIVERY, INC.
                             A DELAWARE CORPORATION

                                       AND

                             EQUUS II INCORPORATED,
                             A DELAWARE CORPORATION


                                 APRIL 18, 1997
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                               TABLE OF CONTENTS

                                                                      Page No.

1.    SALE OF SHARES; FUNDING COMMITMENT.....................................1
      1.1   SALE AND PURCHASE OF PREFERRED SHARES............................1
      1.2   ADVANCES.........................................................2
      1.3   PROMISSORY NOTE..................................................2
      1.4   THE BUDGET.......................................................2
      1.5   PROCEDURE FOR ADVANCES...........................................2
      1.6   REPAYMENT........................................................3
      1.7   INTEREST RATE....................................................3
      1.8   WARRANT..........................................................3
      1.9   BOARD REPRESENTATION.............................................3

2.    REPRESENTATIONS OF THE COMPANY.........................................3
      2.1   ORGANIZATION.....................................................3
      2.2   CAPITALIZATION...................................................3
      2.3   NO SUBSIDIARIES..................................................4
      2.4   NO OPERATIONS OR LIABILITIES.....................................4
      2.5   THE BUDGET.......................................................5
      2.6   PROPOSED ACQUISITIONS............................................5
      2.7   NO LITIGATION....................................................5
      2.8   NO REGISTRATION RIGHTS...........................................5
      2.9   TRANSACTIONS WITH AFFILIATES.....................................5
      2.10  NO GOVERNMENTAL APPROVALS........................................5
      2.11  NO BROKERS.......................................................6
      2.12  AUTHORITY OF THE COMPANY.........................................6

3.    REPRESENTATIONS OF EQUUS...............................................6
      3.1   AUTHORITY OF EQUUS...............................................6
      3.2   MEANS OF SOLICITATION............................................6
      3.3   NO GOVERNMENTAL APPROVALS........................................7
      3.5   ACCREDITED INVESTOR..............................................7
      3.6   NO PUBLIC MARKET.................................................7
      3.7   ACCESS TO DATA...................................................7
      3.8   DILIGENCE MATERIALS..............................................7

4.    RESTRICTIVE LEGEND.....................................................8
      4.1   LEGEND...........................................................8
      4.2   REMOVAL OF LEGENDS...............................................8

5.    COVENANTS OF THE COMPANY...............................................8
      5.1   EQUUS REPRESENTATION ON COMPANY BOARD............................8
      5.2   CERTAIN ACTIONS PROHIBITED.......................................9
      5.3   ACQUISITIONS.....................................................9
      5.4   IPO..............................................................9

                                       (i)

      5.5   ACCESS..........................................................10

6.    CONDITIONS TO OBLIGATION OF EQUUS.....................................10

7.    EVENTS OF DEFAULT.....................................................10
      7.1   PAYMENT OF OBLIGATION...........................................10
      7.2   NEGATIVE COVENANT...............................................10
      7.3   Other Covenants.................................................10
      7.4   DEBTOR RELIEF...................................................11
      7.5   MISREPRESENTATION...............................................11

8.    MISCELLANEOUS.........................................................11
      8.1   REMEDIES NOT EXCLUSIVE..........................................11
      8.2   PARTIES BOUND...................................................11
      8.3   NOTICES.........................................................11

8.4   CHOICE OF LAW.........................................................12

8.5   ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; ASSIGNMENT..................12

8.6   FURTHER ASSURANCES....................................................12

8.7   EXPENSES..............................................................13

8.8   MAXIMUM RATE..........................................................13

8.9   NO THIRD PARTY BENEFICIARIES..........................................13

8.10  NO PARTNERSHIP........................................................13

8.11  MULTIPLE COUNTERPARTS.................................................13

8.12  HEADINGS..............................................................13

8.13  TERMINATION...........................................................14


EXHIBITS:

Exhibit A   -  Certificate of Designation, Preferences, Rights and Limitations
Exhibit B   -  Promissory Note
Exhibit C   -  Budget
Exhibit D   -  Request for Advance
Exhibit E   -  Warrant

                                      (ii)

                     FUNDING AND STOCK PURCHASE AGREEMENT

      FUNDING AND STOCK PURCHASE AGREEMENT dated as of April 18, 1997, between HEALTHTECH DELIVERY, INC., a Delaware corporation (the "Company"), and EQUUS II INCORPORATED, a Delaware corporation ("Equus").

                              W I T N E S S E T H:

      WHEREAS, the Company proposes to acquire a number of companies which are distributors of medical products to the anesthesiology, cardiac and critical care supplies market (the "Business") for various combinations of cash and common stock of the Company (the "Proposed Acquisitions") simultaneously with, and conditioned upon, the successful completion of an initial underwritten public offering of the Company's common stock (the "IPO"); and

      WHEREAS, the Company desires to obtain a commitment from Equus for up to $2,500,000 of equity and debt financing to pay salaries and various startup, office, travel, consulting, legal, accounting and other expenses which the Company expects to incur up to the time of the closing of the IPO (collectively, "Pre-IPO Expenses");

      WHEREAS, on or before the date hereof, the Board of Directors of the Company (the "Board") has adopted, pursuant to authority conferred upon the Board by the Company's Certificate of Incorporation, and the Company has filed, the Certificate of Designation, Preferences, Rights and Limitations of Series A Preferred Stock in the form of EXHIBIT A attached hereto providing for the issuance of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), and fixing the voting powers, preferences, rights and restrictions thereof;

      NOW, THEREFORE, in consideration of the agreements and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    SALE OF SHARES; FUNDING COMMITMENT.

            1.1 SALE AND PURCHASE OF PREFERRED SHARES. Simultaneously with the execution and delivery of this Agreement, on the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to Equus, and Equus agrees to purchase, 300,000 shares (the "Preferred Shares") of the Series A Preferred Stock, for an aggregate purchase price of $300,000. The sale and purchase of the Preferred Shares shall take place at the offices of Porter & Hedges, L.L.P. in Houston, Texas. In connection with the sale and purchase of the Preferred Shares, the Company shall deliver to Equus a certificate or certificates evidencing the Preferred Shares, registered in Equus' name, against payment for the Preferred Shares. Payment for the Preferred Shares shall be made in cash by wire transfer to an account designated by the Company of funds immediately available in Park City, Utah.

            1.2 ADVANCES. Subject to the terms and conditions of this Agreement, Equus agrees to make advances (the "Advances") to the Company from time to time between the

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      date hereof and the Termination Date (as hereinafter defined) in an aggregate principal amount of not to exceed $2,200,000. The term "Termination Date" means the earliest to occur of (i) September 30, 1997,
      (ii) the date the Company closes the IPO or (iii) the date Equus's commitment hereunder is terminated pursuant to Section 7 hereof; provided, however, that if Equus reasonably determines in good faith that it is highly unlikely that the IPO will be accomplished by September 30, 1997, or that it is highly unlikely that the commitment herein contained will be sufficient to fund the Pre-IPO Expenses through the date the IPO will close, then the date upon which Equus gives the Company written notice of such determination shall be the Termination Date. Notwithstanding any other provision of this Agreement or the Note (as defined in Section 1.3 below), if Equus elects under the proviso of the immediately preceding sentence to terminate its commitment before September 30, 1997, then until the earliest to occur of (i) 60 days from the date of Equus' notice of such termination or (ii) September 30, 1997, (x) Equus will not declare any amounts of principal of or interest on the Note to be due or take any other action to accelerate the maturity of the Note and (y) the Company shall have the right to repay, in accordance with the Note, in cash, all Advances made through the date of termination.

            1.3 PROMISSORY NOTE. Simultaneously with the execution and delivery of this Agreement, the Company will execute and deliver to Equus a Promissory Note in the form attached hereto as EXHIBIT B (the "Note"). The
      Note is an obligation of the Company, in its corporate capacity, no officer, director or shareholder of the Company will have any liability for payment of all or any portion of the indebtedness evidenced by the Note, and Equus for itself and its successors and assigns, waives any and all claims against such officers, directors and shareholders for payment or performance of the Note. Equus hereby agrees that Equus will not, either alone or acting with other creditors of the Company, file a petition seeking relief against the Company pursuant to the United States Bankruptcy Code (Title 11 of the United States Code) as a result of the Company's failure to pay the Note.

            1.4 THE BUDGET. The Advances shall be made from time to time hereafter to pay Pre-IPO Expenses incurred or to be incurred by the Company in accordance with the budget of expenditures attached hereto as EXHIBIT C (the "Initial Budget"). Equus shall have no obligation to make any Advances except to pay Pre-IPO Expenses incurred in accordance with the Budget. If necessary or appropriate, the Company shall from time to time submit to Equus one or more supplemental budgets reflecting revised estimates of Pre-IPO Expenses resulting from a change of circumstances (such as, for example, an increase in the size or number of Proposed Acquisitions). However, no such supplemental or revised budget shall obligate Equus to make Advances exceeding its $2,200,000 commitment, though it may do so if the Company and Equus mutually agree upon the amount and terms of additional funding by Equus of Pre-IPO Expenses.

            1.5 PROCEDURE FOR ADVANCES. Monthly hereafter between the date hereof and the Termination Date, the Company may request an Advance hereunder by submitting a Request for Advance in substantially the form of EXHIBIT D hereto. Within five days after receipt of each Request for Advance, Equus will advance the funds requested to the Company.

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            1.6 REPAYMENT. The Note will be subject to repayment as therein provided.

            1.7 INTEREST RATE. The Advances shall bear interest at an annual rate equal to the lesser of (i) the Base Rate plus 1/2% or (ii) the Maximum Rate; provided, however, that upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Advances shall bear interest at 18% per annum. The term "Base Rate" means the annual interest rate most recently announced by NationsBank of Texas, N.A. as its prime rate in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to the Company or any other person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer). The term "Maximum Rate" means the maximum non-usurious rate of interest that, under applicable law, Equus is permitted to contract for, charge, take, reserve or receive on the Advances. Each change in the Base Rate or the Maximum Rate shall be effective as of the effective date of such change without notice to the Company or any other person.

            1.8 WARRANT. Simultaneously with the execution and delivery of this Agreement, the Company will execute and deliver to Equus a Warrant in the form attached hereto as EXHIBIT E (the "Warrant").

            1.9 BOARD REPRESENTATION. The Company shall cause to be held a meeting of its Board at which the number of Company directors shall be established at five, and one person designated by Equus shall be elected to the Board to fill the resulting vacancy.

      2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Equus as follows:

            2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the corporate power to (i) conduct its business as now conducted and as proposed to be conducted, (ii) enter into and perform its obligations under this Agreement, (iii) issue the Preferred Shares and (iv) issue and perform its obligations under the Note and the Warrant. The Company has delivered to Equus copies of the Company's Certificate of Incorporation and bylaws, each as in effect as of the date of this Agreement, and each of which has been certified by the Company's secretary.

            2.2 CAPITALIZATION. At the date of this Agreement, prior to the issuance of the Preferred Shares to Equus, the authorized capital stock of the Company consists of (i) the Common Stock, of which 20 million shares are authorized and 380,000 shares are issued and outstanding and owned of record and beneficially by the persons named below in the following amounts:

                                        No. of Outstanding
       Shareholder                         Shares Owned
       -----------                         ------------
William C. Klintworth, Jr.                    195,000
Clyde A. Blankenship, Jr.                      85,000
Michael K. Campbell                            75,000
Lance C. Ruud                                  25,000

      and (ii) preferred stock, $.001 par value per share, of which 1,000,000 shares are authorized, none of which are issued or outstanding and 300,000 of which are designated as the Series A Preferred Stock.

            The shares of Common Stock previously issued and outstanding are duly authorized, validly issued, fully paid, and nonassessable, and all the Preferred Shares, upon issuance as contemplated hereby, will be duly authorized, validly issued, fully paid, and nonassessable. At the date of this Agreement, except for (i) the Warrant, (ii) options for the purchase of up to 12 1/2% of the shares of Common Stock outstanding from time to time to be issued under the Company's 1997 Incentive Plan (the "Stock Option Plan"), and (iii) letters of intent, copies of which have been provided to Equus, with potential sellers in the Proposed Acquisitions, there are no convertible securities, options, warrants, subscriptions, or other agreements or binding commitments relating to the acquisition from the Company of shares of its capital stock.

            2.3 NO SUBSIDIARIES. The Company has no investments in any corporation, partnership, or other business entity.

            2.4 NO OPERATIONS OR LIABILITIES. The Company has been organized specifically to pursue the consolidation of companies in the Business and the IPO. At the date of this Agreement, the Company has conducted only limited operations and has no obligations or liabilities other than obligations for its organizational and other expenses included in the Budget, and obligations under (i) the Note, (ii) confidentiality agreements and letters of intent executed with potential sellers in Proposed Acquisitions, (iii) employment agreements with officers of the Company, (iv) indemnity agreements with officers and directors of the Company, (v) options outstanding under the Stock Option Plan, (vi) a verbal agreement to lease the Company's office facilities located in Park City, Utah, from P.O.P. Associates, L.C., (vii) obligations to pay professional fees and other expenses in connection with the IPO, (viii) agreements with officers of the Company relating to the purchases of shares of the Common Stock referred to in Section 2.2 above, and (ix) agreements with officers and promoters of the Company relating to the reimbursement of ordinary and necessary business expenses. True and correct copies of all of such written agreements have been delivered to Equus. At the date of this Agreement, except for this Agreement and the other agreements referred to in this Section 2.4, the Company is not a party to or bound by any contract, agreement or other commitment of any type other than commitments entered into in the ordinary course of business which are reflected in the Budget. The Company has delivered to Equus true and correct copies of all resolutions adopted by its directors or shareholders as of the date of this Agreement. At the date of this Agreement, except as set forth in such resolutions, no corporate action on the part of the Company has been taken by its Board of Directors or its shareholders.

            2.5 THE BUDGET. At the date of this Agreement, the Initial Budget represents the best current estimate of the Company with respect to all categories of Pre-IPO Expenses of the Company in pursuing its consolidation strategy up to the time the IPO becomes effective. At the date of this Agreement, there are no material liabilities which are now anticipated to be incurred or accrued but not paid up to the time the IPO becomes effective which are not

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      reflected in the Initial Budget (other than the additional legal fees and accounting fees referred to in the Initial Budget which are not payable in the event the IPO does not occur).

            2.6 PROPOSED ACQUISITIONS. The Company has provided to Equus a copy of each letter of intent entered into as of the date of this Agreement with respect to each Proposed Acquisition. At the date of this Agreement, no definitive agreement has been entered into by the Company with any proposed seller in connection with any Proposed Acquisition.

            2.7 NO LITIGATION. Except for (i) claims alleged by Medical Endoscopy Services, Inc. against Medical Companies Alliances, Inc., a subsidiary of Healthcare Technology Delivery, Inc. ("HTD"), and (ii) allegations against FutureTech, Inc., a subsidiary of HTD, the details of all such claims and allegations having been provided to Equus, there are no claims, actions, suits, proceedings or investigations pending, or to the knowledge of the Company, threatened against or affecting the Company. The Company is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or its assets or operations. There are no outstanding judgments against the Company.

            2.8 NO REGISTRATION RIGHTS. The Company has no commitment to any person to cause securities of the Company to be registered under the Securities Act (as defined in Section 3.2 below) or the securities laws of any state except for commitments to register securities issued pursuant to the Stock Option Plan on Form S-8 following the IPO.

            2.9 TRANSACTIONS WITH AFFILIATES. Except under the agreements and obligations disclosed in Section 2.4 above, no Affiliate of the Company
      (i) is a party to or has any interest in any contract or agreement with the Company, (ii) has any outstanding loan to or receivable from the Company, (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any supplier to the Company or (iv) is entitled to any payment from the Company (except salary accrued to date and reimbursable expenses incurred on behalf of the Company and, in each case, included in the Budget). The term "Affiliate" means, as to any party, any person or entity which controls or is controlled by or under common control with that party; however, each shareholder of the Company, and each entity directly or indirectly controlled by one or more such shareholders, shall be deemed an "Affiliate" of the Company and each subsidiary of the Company, whether or not they would otherwise meet the foregoing criteria for affiliation.

            2.10 NO GOVERNMENTAL APPROVALS. No authorization, approval, consent, or order of, or registration, declaration or filing with, any court or governmental body is required by or on behalf of the Company in connection with the Company's execution or performance of this Agreement, the Note or the Warrant.

            2.11 NO BROKERS. The Company is not liable for any investment banking fee, finder's fee, brokerage payment, or other like payment in connection with the origin, negotiation or consummation of the transactions contemplated by this Agreement. Neither the Company nor any shareholder of the Company is a party to any agreement, understanding, or arrangement, or has committed any act which might give rise to any valid claim against the Company or Equus for any such fee, commission, or other payment.

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            2.12 AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement, the Note and the Warrant and the issuance of the Preferred Shares, have been duly authorized and approved by the Board of Directors of the Company. No further action remains to be taken in order to have completed all action required by law and the Company's Certificate of Incorporation and bylaws to authorize the execution, delivery and performance by the Company of this Agreement, the Note and the Warrant and the issuance of the Preferred Shares. This Agreement, the Note and the Warrant are valid and binding obligations of the Company enforceable against it in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights, and equitable remedies. The Company's execution and delivery of this Agreement, the Note and the Warrant, and the issuance of the Preferred Shares, do not, and the Company's performance of this Agreement, the Note and the Warrant will not, violate, conflict with, or constitute a breach of or default under the Certificate of Incorporation or bylaws of the Company or any loan or credit agreement, indenture, mortgage, deed of trust, contract, lease, license or other contract or agreement to which the Company is a party or by which it is bound, or violate any order, writ, injunction, or decree of any court, administrative agency or governmental body.

      3. REPRESENTATIONS OF EQUUS. Equus represents and warrants to the Company as follows:

            3.1 AUTHORITY OF EQUUS. Equus has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by Equus under this Agreement. This Agreement has been duly executed and delivered by Equus, and, upon execution and delivery by the Company, this Agreement will be the valid and legally binding obligation of Equus, enforceable as to Equus in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and equitable remedies.

            3.2 MEANS OF SOLICITATION. Neither the Company nor any person acting or purporting to act on behalf of the Company has offered or sold to Equus any of the Preferred Shares, the Note, the Warrant or the underlying Common Stock by means of any form of general solicitation or general advertising. Equus is acquiring solely for its own beneficial account, for investment purposes, and not with any view to, or for resale in connection with, any distribution of the Preferred Shares, the Note, the Warrant or the Common Stock issuable pursuant to the Warrant. Equus understands that the Preferred Shares, the Note, the Warrant and the Common Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Equus and upon the accuracy of the other representations made by Equus in this Agreement. Equus understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining that the transactions contemplated by this Agreement meet the requirements for such exemptions.

            3.3 NO GOVERNMENTAL APPROVALS. No authorization, approval, consent, or order of, or registration, declaration or filing with, any court or governmental body is required by

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      or on behalf of Equus in connection with Equus' execution or performance of this Agreement.

            3.4 NO BROKERS. Equus is not a party to any agreement, understanding or arrangement, and has not committed any act, which might give rise to any valid claim against the Company for any finder's fee, brokerage payment, or other like payment in connection with the origin, negotiation or consummation of the transactions contemplated by this Agreement.

            3.5 ACCREDITED INVESTOR. Equus is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            3.6 NO PUBLIC MARKET. Equus understands that no public market now exists for any of the securities issued, or to be issued, by the Company, and that it is possible that a public market will never exist for such securities.

            3.7 ACCESS TO DATA. Equus has received and reviewed information about the Company and has had a full and fair opportunity to discuss the Company's business, operations, management and financial affairs with the Company's management. Equus has been provided full opportunity to ask questions regarding the Company's business, operations, management and financial affairs and all such questions have been answered to Equus' full satisfaction.

            3.8   DILIGENCE MATERIALS.

            (a) Equus understands that the Company has recently been formed, has limited financial and operating history, and may incur significant losses in the future. Equus understands that its investment involves substantial risks, including, without limitation, the complete loss thereof. Equus represents that it and, if it so requested, its attorney and/or accountant have received and examined the Company's Certificate of Incorporation and Bylaws, (collectively, the "DILIGENCE MATERIALS") which it and, if appropriate, such attorney and/or accountant, consider necessary to making an informed decision regarding its investment. In addition, it and, if it so requested, its attorney and/or accountant has had the opportunity to ask questions of, and receive answers from, the officers and agents of the Company concerning the terms and conditions of its investment and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as it deemed necessary to verify the accuracy of the Diligence Materials.

            (b) Equus understands that (i) any financial statements included in the Diligence Materials or otherwise provided to it in connection with its investment have been included for information purposes only, and (ii) no assurance is given that future results will correspond with the results set forth therein.

            (c) Equus understands that in making its investment decision, it must rely on its own examination of the Company and the terms of its investment, including the merits and risks involved. The investment has not been reviewed or otherwise scrutinized, or approved

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      or disapproved by the SEC or any state securities commission or any other regulatory authority, and the foregoing regulatory authorities have not passed upon or endorsed the merits of the investment or the accuracy of adequacy of the Diligence Materials. Any representation made by any person to the contrary is unlawful.

      4.    RESTRICTIVE LEGEND.

            4.1 LEGEND. Each certificate or other document representing the Preferred Shares, the Note, the Warrant, and the Common Stock issuable pursuant to the Warrant (collectively the "Securities" and individually a "Security") issued pursuant to this Agreement shall be stamped or otherwise imprinted with a restrictive legend in the form set forth on the form of such Security as attached hereto as an exhibit. In the event of any transfer or reissuance of any such Security, the certificates or other instruments representing such Securities shall continue to bear such legend.

            4.2 REMOVAL OF LEGENDS. The Company hereby agrees that it will promptly deliver or cause to be delivered a new certificate or certificates or instrument or instruments for any Securities, which certificate or certificates or instrument or instruments will not bear the legends referred to above, upon determination by the Company (based on such documentation as the Company reasonably requires, including an opinion of counsel, if deemed appropriate by the Company) that such Securities have been held beneficially by the holder for at least the period specified in Rule 144(k) adopted under the Act and that such holder is not and has not been within the preceding three months an affiliate of the Company. All determinations pursuant to the preceding sentence shall be made in accordance with Rule 144(k) under the Act or any applicable successor rule. In the event that a period shorter than specified above is permitted by reason of the amendment or replacement of such Rule 144(k), then the Company shall impose no greater restriction than that restriction imposed as the result of such amendment or replacement.

      5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

            5.1 EQUUS REPRESENTATION ON COMPANY BOARD. Simultaneously with the execution and delivery of this Agreement, Equus will designate and the Company will cause one representative of Equus to be elected to serve as a director of the Company for a three-year term.

            5.2 CERTAIN ACTIONS PROHIBITED. Until the IPO has been consummated and the Note has been paid in full, except as specifically contemplated by this Agreement, the Company will not (without the prior written approval of Equus):

                  (i) issue any additional shares of its capital stock other than up to 100,000 shares of the Common Stock to be issued in a private placement at a price of $5 per share;

                  (ii) pay or declare any dividends or other distributions on, or purchase or redeem, any outstanding shares of its Common Stock;

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                  (iii) dispose of any material amount of the assets of the
            Company;

                  (iv) adopt any new employee benefit plan or stock option plan other than the Stock Option Plan;

                  (v) commit to any person to cause securities of the Company to be registered under the Securities Act or the securities laws of any state except for commitments to register securities issued pursuant to the Stock Option Plan on Form S-8;

                  (vi) guarantee the obligations or indebtedness of any other person;

                  (vii) amend the Company's Certificate of Incorporation or
            bylaws;

                  (viii) issue any securities convertible into, exchangeable for, or evidencing any right to purchase or receive shares of the Company's capital stock;

                  (ix) borrow money except under this Agreement; or

                  (x) except with respect to agreements of the type described in clauses (ii) - (v), (vii) and (ix) of Section 2.4 of this Agreement, enter into any material contract or agreement other than contracts to be entered into pursuant to Section 5.3 below.

            5.3 ACQUISITIONS. The Company will use its reasonable business efforts to enter into letters of intent and definitive agreements with leading companies in the Business and will keep Equus advised of the progress of its negotiations with the sellers of those companies. The Company will not enter into any such definitive agreement unless it is in material accordance with the valuation methodology previously discussed between the Company and Equus or unless it is otherwise approved by Equus. The Company will use its reasonable business efforts to close the acquisition of each such company simultaneously with the closing of the IPO.

            5.4 IPO. The Company shall use its reasonable business efforts to consummate the IPO simultaneously with the acquisition of the companies referred to in Section 5.3 above and as promptly as possible and in any event by September 30, 1997.

            5.5 ACCESS. The Company will give to Equus and its counsel, accountants, and other representatives, access, at reasonable times during normal business hours, to all of the properties, books and records, contracts and agreements, and employees of the Company, so that Equus may have full opportunity to make such investigation as it wants to make of the business and assets of the Company and the companies to be acquired by the Company.

      6. CONDITIONS TO OBLIGATION OF EQUUS. Equus will not be obligated to make any Advance unless it has received (i) the Note and the Warrant, duly executed and delivered by the Company, (ii) resolutions of the Board of Directors of the Company, duly certified by the secretary of the Company, authorizing the execution, delivery and performance by the Company of this

Agreement, the Note and the Warrant and the issuance of the Preferred Shares, and (iii) the Certificate of Incorporation and bylaws, as amended to date, of the Company, duly certified by the secretary of the Company. In addition, Equus will not be obligated to make any Advance unless on the applicable date such Advance is to be made (and after giving effect to the requested Advance): (a) Equus has timely received a Request for Advance; (b) all of the representations and warranties of the Company set forth in Section 2 of this Agreement (other than the representations and warranties contained in Sections 2.2, 2.4, 2.5 and
2.6 to the extent those representations and warranties are made as of a specific date) are true and correct in all material respects; (c) no material adverse change with respect to the business, operations, prospects or properties of the Company has occurred and is continuing; and (d) no Default or Event of Default exists. Each Request for Advance delivered to Equus constitutes the representation and warranty by the Company to Equus that the statements in clauses (b), (c) and (d) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Equus may make any Advance without all conditions being satisfied, but that funding shall not be deemed a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding unless Equus specifically waives each item in writing.

      7. EVENTS OF DEFAULT. The term "Event of Default" means the occurrence of any one or more of the events specified in Sections 7.1 through and including
7.5 below, and the term "Default" means the occurrence of an event which, but for the passage of time or the giving of notice or both, would constitute an "Event of Default."

            7.1 PAYMENT OF OBLIGATION. The failure of the Company to pay any amount due hereunder or under the Note when it becomes due and payable and such failure shall have continued for five days after written notice of nonpayment has been given to the Company by Equus.

            7.2 NEGATIVE COVENANT. The failure of the Company to punctually and properly perform, observe and comply with any covenant contained in
      Section 5.2 of this Agreement.

            7.3 OTHER COVENANTS. The failure or refusal of the Company to punctually and properly perform, observe and comply with any covenant, agreement or condition contained in this Agreement, the Note or the Warrant (other than covenants referred to in Sections 7.1 and 7.2 above) and such failure or refusal continues for 15 days after written notice of such failure or refusal has been given to the Company by Equus.

            7.4 DEBTOR RELIEF. The Company (a) makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, applies to any tribunal for the appointment of a trustee or receiver of any substantial part of its assets, or commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, or (b) any such application is filed, or any such proceedings are commenced against the Company and the Company indicates its approval, consent or acquiescence, or any order is entered appointing such trustee or receiver, or adjudicating the Company bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for sixty days.

            7.5 MISREPRESENTATION. Any material representation or warranty made by Borrower herein at any time proves to have been materially incorrect when made.

      If an Event of Default exists under Section 7.4, the commitment to make Advances automatically terminates and the entire unpaid balance of the Advances automatically becomes due and payable without any action of any kind by Equus. If any other Event of Default exists, Equus may do any one or more of the following: (i) declare the entire unpaid balance of all or any part of the Advances immediately due and payable; (ii) terminate the commitments to make Advances under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable rights afforded by this Agreement or the Note or the laws of the State of Texas or any other applicable jurisdiction. All of Equus's rights hereunder are cumulative of and in addition to all other rights granted to Equus at law or in equity. The Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment. No waiver of a Default or an Event of Default by Equus shall be deemed a waiver of any other then-existing or subsequent Default or Event of Default. No delay or omission by Equus in exercising any right under this Agreement or the Note shall impair that right or be construed as a waiver of that right, nor may any single partial exercise of any right preclude other or further exercise of that or any other right.

      8. MISCELLANEOUS.

            8.1 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

            8.2 PARTIES BOUND. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

            8.3 NOTICES. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

            If to Equus:        Equus II Incorporated
                                2929 Allen Parkway, 25th Floor
                                Houston, Texas 77019
                                Attention:  Nolan Lehmann
                                            President

            If to the Company:  Healthtech Delivery, Inc.
                                2078 Prospector Avenue
                                Park City, Utah  84060
                                Attention: William C. Klintworth, Jr.
                                           President and Chief Executive Officer

      or to such other address as such party may have given to the other parties by notice pursuant to this Section 8.3. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

            8.4 CHOICE OF LAW. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Texas, without giving effect to any conflicts of laws principles.

            8.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; ASSIGNMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Except as set forth herein, there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            8.6 FURTHER ASSURANCES. From time to time hereafter and without further consideration, each of the parties hereto shall execute and delivery such additional or further instruments of conveyance, assignment and transfer and take such actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder or the purposes of this Agreement.

            8.7 EXPENSES. The Company hereby agrees to pay all out-of-pocket expenses incurred by Equus in connection with the negotiation, preparation, and consummation of this Agreement and its Exhibits, or in connection with Equus's "due diligence" review of the Company or the companies to be acquired by the Company, or in connection with the IPO, including travel expenses of Equus representatives related to any of the foregoing, and including the reasonable attorneys' fees of Equus's counsel related to this Agreement or the transactions it contemplates (including the acquisitions contemplated hereby and the IPO). All reasonable attorneys' fees incurred by Equus or on its behalf in connection with any amendment to, waiver or consent under, or enforcement of this Agreement or any of its Exhibits shall also be paid by the Company. The Company also agrees to pay the reasonable fees of Gorham & Waldrep, P.A. and Kimball, Parr, Waddoups, Brown & Gee, counsel to certain of the Company's shareholders, related to the negotiation, execution and delivery of this Agreement.

            8.8 MAXIMUM RATE. Regardless of any provision contained in this Agreement, the Note or any other document or agreement, it is the intention of the Company and Equus that Equus may not contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Advances any amount in excess of the Maximum Rate or receive any unearned interest, in violation of any applicable law and if Equus does so, any excess will be deemed to be and treated as a partial prepayment or repayment of principal and any remaining excess will be refunded to the Company. In determining whether interest paid or payable exceeds the Maximum Rate, the Company and Equus shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments or repayments and their effects, and (b) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Advances. However, if the Advances are paid in full before the end of their contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Rate, Equus shall refund any excess (and Equus may not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate). The term "Maximum Rate" means the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended. The Company agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not govern or apply to the Advances other than Article 15.10(b).

            8.9 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement.

            8.10 NO PARTNERSHIP. Nothing in this Agreement creates or is intended to create any partnership or joint venture between Equus and the Company.

            8.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.12 HEADINGS. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            8.13 TERMINATION. This Agreement shall terminate on the date of, and contemporaneously with the closing of, the IPO.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                    HEALTHTECH DELIVERY, INC.

                                    By: /s/ WILLIAM C. KLINTWORTH, JR.
                                        William C. Klintworth, Jr., President

                                    EQUUS II INCORPORATED


                                    By: /s/ NOLAN LEHMANN
                                        Nolan Lehmann, President

                                                                  CONFORMED COPY

                                 FIRST AMENDMENT
                                       TO
                      FUNDING AND STOCK PURCHASE AGREEMENT

        This FIRST AMENDMENT dated September 5, 1997 to the FUNDING AND STOCK PURCHASE AGREEMENT dated as of April 18, 1997 (the "Agreement"), between TRIAD MEDICAL INC., a Delaware corporation formerly named HEALTHTECH DELIVERY, INC., (the "Company"), and EQUUS II INCORPORATED, a Delaware corporation ("Equus").

                              W I T N E S S E T H:

        WHEREAS, the Company and Equus desire to amend certain provisions of the Agreement.

        NOW, THEREFORE, the parties hereto hereby agree to amend the Agreement as follows:

        1. Section 1.2 of the Agreement is hereby amended to read as follows in its entirety:

               "1.2 ADVANCES. Subject to the terms and conditions of this Agreement, Equus agrees to make advances (the "Advances") to the Company from time to time between the date hereof and the Termination Date (as hereinafter defined) in an aggregate principal amount of not to exceed $2,200,000. The term "Termination Date" means the earliest to occur of
        (i) January 31, 1998, (ii) the date the Company closes the IPO or (iii) the date Equus's commitment hereunder is terminated pursuant to Section 7 hereof; provided, however, that if Equus reasonably determines in good faith that it is highly unlikely that the IPO will be accomplished by January 31, 1998, or that it is highly unlikely that the commitment herein contained will be sufficient to fund the Pre-IPO Expenses through the date the IPO will close, then the date upon which Equus gives the Company written notice of such determination shall be the Termination Date. Notwithstanding any other provision of this Agreement or the Note (as defined in Section 1.3 below), if Equus elects under the proviso of the immediately preceding sentence to terminate its commitment before January 31, 1998, then until the earliest to occur of (i) 60 days from the date of Equus' notice of such termination or (ii) January 31, 1998,
        (x) Equus will not declare any amounts of principal of or interest on the Note to be due or take any other action to accelerate the maturity of the Note and (y) the Company shall have the right to repay, in accordance with the Note, in cash, all Advances made through the date of termination.

        2. Section 5.4 of the Agreement is hereby amended to read as follows in its entirety:

               5.4 IPO. The Company shall use its reasonable business efforts to consummate the IPO simultaneously with the acquisition of the companies referred to in Section 5.3 above and as promptly as possible and in any event by January 31, 1998.

        2A. Section 1.9 of the Agreement is hereby deleted in its entirety.

        3. Other than as set forth herein, the terms and provisions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have duly executed this First Amendment on September 5, 1997.

                                            TRIAD MEDICAL INC.

                                            By: /s/ WILLIAM C. KLINTWORTH, JR.
                                                    William C. Klintworth, Jr.,
                                                    President


                                            EQUUS II INCORPORATED

                                            By: /s/ NOLAN LEHMANN
                                                    Nolan Lehmann, President

                                       2